Filed Pursuant to Rule 424(b)(5)

Registration No. 333-188661

PROSPECTUS SUPPLEMENT (To the Prospectus Dated May 17, 2013)

3,000,000 Shares of Common Stock

and

1,060 shares of Series D-1 Convertible Preferred Stock

MAGNEGAS CORPORATION

We are offering 3,000,000 shares of our common stock, $0.001 par value per share, and 1,060 shares of our Series D-1 Convertible Preferred Stock, par value $0.001 per share, which are convertible into 1,060,000 shares of Common Stock, to selected investors pursuant to this prospectus supplement and the accompanying prospectus and stock purchase agreement with such investors dated October 21, 2014.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MNGA”. On October 20, 2014, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.30 per share. As of October 20, 2014, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $35 million, which was calculated based on 26,875,417 shares of outstanding common stock held by non-affiliates and on a price per share of $1.31, the closing price of our common stock on September 9, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million

MagneGas Corporation is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 to read about factors you should consider before investing in the securities.

We have retained Northland Securities, Inc. as our placement agent to use their reasonable best efforts to solicit offers to purchase the securities in this offering.  The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities.  We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchase on or about October 23, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Common Stock	Per Share	Maximum Offering
Public offering price	$1.00	$3,000,000
Placement agents fees(1)	$0.07	$210,000
Proceeds to us, before expenses	$0.93	$2,790,000

Series D-1 Convertible Preferred Stock	Per Share	Maximum Offering
Public offering price	$1,000	$1,060,000
Placement agents fees(1)	$70	$74,200
Proceeds to us, before expenses	$930	$985,800

(1)	We have also agreed to reimburse the placement agent for all reasonable out-of-pocket expenses incurred by them in connection with the offering, including the fees and disbursement of counsel, up to a maximum of $100,000. In addition, we have agreed to issue warrants to purchase shares of our common stock to the placement agent. For additional information about the warrants or other compensation paid to the placement agent, see “Plan of Distribution.”

Placement Agent

Northland Capital Markets

The date of this prospectus supplement is October 22, 2014.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, common stock, preferred stock, warrants, rights and units from time to time in one or more offerings up to an aggregate initial offering price of $20,000,000.

The accompanying prospectus provides you with a general description of the securities we may offer. In this prospectus supplement, we provide you with specific information about this offering of our common stock. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, include important information about us, our common stock and other information you should know before investing. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein and therein before investing in our securities.

You should rely only on the information incorporated by reference or presented in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent has authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference is accurate as of any date other than the dates on the front of those documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “MagneGas,” the “Company,” “we,” “us” and “our” to refer to MagneGas Corporation. Our fiscal year ends on the last day of December.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements.  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited operating history;
•	our limited financial resources and our ability to obtain additional financing;
•	the development and successful commercial acceptance of our products;
•	the cost of compliance with government regulations;
•	that our technology is unproven on a large-scale industrial basis;
•	our dependence on our management team
•	risks of product liability;
•	our competition, including from significantly larger alternative fuel companies;
•	a slow pace of industry adoption of MagneGas; and
•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.  This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Our Company

We are an alternative energy company that creates a system that produces hydrogen based fuel through the gasification of liquid and liquid waste. We have developed a process which gasifies various types of liquid waste through a proprietary plasma arc system. A byproduct of this process is a type of syngas that works as an alternative to natural gas currently sold in the metalworking market as a cutting fuel. We produce gas bottled in cylinders for the purpose of distribution to the metalworking market as an alternative to acetylene and other cutting gases. Additionally, we market, for sale or licensure, our proprietary plasma arc technology for the processing of liquid waste (the “Plasma Arc Flow” or “Plasma Arc Flow System”) and for the production of MagneGas for co-combustion with hydrocarbon fuels to reduce emissions. Through the course of our business development, we have established a retail platform to sell our fuel for use in the metalworking and manufacturing industries.

History

MagneGas Corporation was organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc., for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased by Clean Energies Tech Co., a private company owned by Dr. Ruggero Santilli, the inventor of the Plasma Arc Flow™ technology. Following this stock purchase, our name was changed to MagneGas Corporation.

Recent Developments

The Company has spent the last several months developing its strategy for increasing revenue and reducing costs.  To that end, it has identified three major market segments which it will pursue for generating revenue:

•	Industrial Gas Sales
•	Equipment Sales for Liquid Waste Processing
•	Use of MagneGas™ for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company has launched a new Research and Development initiative with the following focus:

•	High volume processing of oil
•	Combustion of MagneGas with Hydrocarbon fuels, such as coal, to reduce emission
•	Third party verification of fuel and equipment safety and performance results

Sales

Industrial Gas Sales

The Company has signed several new fuel distributors for the metal working market, including Accugas and GTW Welding in Michigan, Lake Welding in Florida and Welders Services Incorporated in Indiana.  It also continues to sell fuel through existing distributors in Michigan, Florida and Pennsylvania.  In addition, the Company is in various stages of negotiation with several other distributors and large end users in the Industrial Gas industry.

The Company has received approval by the Clearwater Florida and New York City Fire Departments and they have confirmed that they are in final stages of testing for the use of MagneGas fuel as a replacement for Acetylene in metal cutting for extractions and demolitions.  Both cities have placed their initial order for fuel and the Company has been in extensive training with fire fighters from both locations for its proper use. These relationships further validate the safety and effectiveness of the MagneGas fuel for metal cutting. In addition, the Company is currently scheduled to close by November 14, 2014, subject to customary closing conditions, on the acquisition of a regional gas distributor located in Florida to further expand its revenue base for this market.

Equipment Sales

On August 23, 2013, we entered into a definitive agreement with a group from the Central Asian country of Kazakhstan to supply them with a mini-refinery for $499,000 which they plan to use to test various liquid wastes.  Based on the results of these tests, they anticipate purchasing an industrial size unit in 2014 or 2015.

On August 19, 2013, the Company entered into a Memorandum of Understanding with “EAWC Technologies” of Florida and “Swiss Water Tech” of Switzerland to promote the sale of the MagneGas™ refineries through their network of clean energy and clean water distribution platforms.  EAWC Technologies has continued its efforts to sell the technology in Switzerland, Hungary and Pakistan.

The Company has started a new marketing campaign aimed at pursuing international equipment sales in strategic areas of the world through social media, industry events and a network of independent brokers. It is in the process of launching a new platform of brochures and other related media to promote international sales in this market.  The Company is in various stages of negotiation and testing for the sale of equipment.

S-1

MagneGas for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

On October 8, 2013, the Company signed a Memorandum of Understanding with a confidential party (the “USA MOU”),  an unrelated group from the United States, to enter into a joint venture arrangement for the testing, development and pursuit of the Co-Combustion of MagneGas™ with Coal Fired Power Plants to reduce the stack emissions and increase heat extraction (the “Joint Venture”). This Joint Venture included a $100,000 deposit, which was paid to the Company in September 2013 by the confidential party.  The Joint Venture includes the creation of a New Company which will hold the exclusive rights for this market for the United States and Canada.  A major research center in the United States associated with a large utility company is currently conducting third party testing and validation. The Company has completed internal testing both in the United States and Australia and has demonstrated reduced hydrocarbon emission and increased heat with the Co-Combustion of Coal and MagneGas™.  The third party testing is anticipated to also include an analysis of the volume of gas needed to achieve lowered emission results and the economic impact of this solution. Once third party testing is complete, the Company will work through the new Joint Venture to sell equipment, fuel and byproducts to end user coal power plants in this market.

On January 16, 2014, the Company established a subsidiary company, Supplemental Energy Solutions, LLC (“SES”), to pursue this market.  On June 16, 2014, the Company and the confidential party entered into a Supplement to the USA MOU (the “Supplement”) pursuant to which the parties agreed: 1) that the Company is allowed to transfer half of its interest in SES to FutureEnergy Pty Ltd. of Australia; and 2) to extend the term during which SES has the option to purchase a recycler under the USA MOU in order to retain certain exclusivity rights. Currently, the Company owns 25% of SES, FutureEnergy Pty Ltd. owns 25% of SES, and the confidential party owns 50% of SES. Additional partners will be added as warranted.

The Company conducted the initial testing of Co-Combustion with Future Energy LLC of Australia, who has since filed a provisional patent for the combustion system used for these tests. The Company entered into a Memorandum of Understanding with Future Energy LLC on September 14, 2013 to share in ownership of this Intellectual Property. The Company is currently negotiating an extended version of this agreement to include other Intellectual Property. On March 19, 2014, the Company signed a Joint Venture agreement with FutureEnergy Pty Ltd of Australia that superseded the Future Energy MOU (the “Future Energy JV Agreement”). Under the terms of the Future Energy JV Agreement, both parties will own 50% of a new Company formed for the purpose of developing, licensing and commercializing new intellectual property for co-combustion of MagneGas fuels with hydrocarbon fuels to reduce emissions and increase energy. The Future Energy JV Agreement t includes and extends beyond the existing partnership of coal co-combustion to include other current and future developments such as the combustion of MagneGas with diesel, heavy oil, aviation fuels, and liquid petroleum gas.

Research and Development

High Volume Processing of Oil

The Company has historically processed oil through the addition of water or other dilution, which limits the volume of oil processed and decreases the flame temperature.  There are several customers that have requested larger volume processing of oil based waste.  The Company has spent considerable effort to achieve lower dilution levels and higher volume processing and has made significant progress to date.  It anticipates the oil processing system will be completed in 2014.

S-2

Smaller Scale Recycler

The MagneGas Research and Development team has focused on developing smaller units at lower cost and shorter turnaround times allowing the rapid testing of a variety of liquids. The Company has created a new 20kW micro-unit for the testing of various liquid waste. This unit expedites the testing process for customers and includes a new venturi design which is expected to be the next generation of MagneGas™ refineries. The creation of this new unit has substantially increased the speed and efficiency of the testing process for new customers. A new provisional patent application has been filed on this design.

Third Party Validation of Fuel and Equipment

•	The Company received independent test results from a laboratory in Europe that demonstrated that sewage, swine blood and leachates, when passed through the MagneGas™ system, results in full sterilization of bio-contaminates suspended in the liquid.
•	MagneGas Australia (an unrelated MagneGas distributor) completed testing of MagneGas™ combusted with coal and found that the emissions from the coal were reduced and the heat output was increased.
•	An independent laboratory in the United States provided certified results that cutting metal with MagneGas does not impact the metal or impede the strength of the weld.
•	An independent laboratory in the United States provided certified results that MagneGas™ made from a proprietary blend of liquid does not contain Carbon Dioxide.
•	An independent laboratory completed shock testing and rapid high compression testing of MagneGas and certified its safety under those conditions.
•	The Company is in the process of conducting tests on various manures and liquid waste processing in order to apply to the Environmental Protection Agency for certification of results.

Our Industry

Metalworking

We produce fuel for the metalworking fuel market. This market is currently dominated by acetylene. Acetylene is a gas that is considered toxic, unstable, emits soot when it burns and can be volatile. In recent years, several acetylene production plants have exploded, raising prices. MagneGas™ on the other hand, emits oxygen when it burns and independent users have rated MagneGas™ as a cleaner alternative to acetylene.

Liquid Waste Processing

Water-based liquid waste such as sewage, sludge and manures, are traditionally sterilized through the use of anaerobic digestion systems or the addition of chemical sterilization agents.  Independent chemical analysis shows that the Company’s patented Plasma Arc Flow System sterilizes water based waste, without the use of chemical additives or anaerobic digestion, while producing a fuel for use as a natural gas alternative.  The byproduct of this process is to produce a sterilized liquid that is under development for use as a liquid fertilizer or irrigation water.

Co-Combustion

The Company has tested in the United States and Australia the co-combustion of MagneGas with hydrocarbon fuels to reduce toxic emissions. The results of the tests included a reduction in carbon dioxide and other particulates and an increase in heat output. The power industry traditionally uses external filtration “scrubbing” systems to reduce emissions of hydrocarbon fuels in the production of electricity. It is the Company’s opinion that MagneGas can be used to better reduce emissions at a lower cost. It is currently conducting third party testing to confirm the results and determine the volume of gas needed to analyze the economic viability of this solution.

S-3

Our Products

We currently have two products: the fuel called MagneGas™ and the machines that produce that gas known as, Plasma Arc Flow refineries.

Fuel

In the United States, we currently produce MagneGas™, which is comprised primarily of hydrogen. The fuel can be used as an alternative to natural gas to power industrial equipment, automobiles and for metal cutting.  The fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis.  However, the Company has found that its current feedstock creates a fuel that has a flow rate which is difficult to control without repeated training of the user.  As a result, we are in the process of developing a new version of MagneGas with a slower flow rate. The Company anticipates that it will introduce this new fuel by the end of 2014. The new fuel has a lower cost feedstock, which we believe can not only compete against acetylene but also all other cutting gases such as propane.

Equipment

The Plasma Arc Flow System can gasify many forms of liquid waste such as ethylene glycol and sterilize sewage and sludge. Plasma Arc Flow refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow refineries range in price from $500,000 to $5 Million. A 200Kw refinery was sold in 2010 to a customer in China for $1.855 Million. We signed an agreement on August 23, 2013 with a group from Central Asia for $499,000 which has been paid in full.

Manufacturing

Equipment

MagneGas™ systems are produced by us at our facility in Tarpon Springs, Florida. The proprietary components of the system are manufactured on location, while commercially available components such as generators and compressors are purchased from existing suppliers and assembled in Tarpon Springs.  A new facility was purchased in September in Clearwater, Florida and the Company plans to relocate its headquarters to this new location.

Fuel

MagneGas™  currently has the ability to produce fuel in Florida and ship the fuel to its various distributors. The fuel is compressed into standard industrial gas cylinders and delivered directly to local retail customers and distributors.

Current MagneGas™ production is temporarily from a feedstock of virgin ethylene glycol (anti-freeze) and used vegetable oil. We are currently working to enhance our ability to process and compress fuels produced from waste oils on a high volume basis.  Jointly, our plan includes provisions to secure the feedstock supplies, relationships and logistical abilities to process post-consumer waste oils such as used motor oils and/or anti-freeze. We estimate that the cost of using post-consumer waste steam feedstock, including related costs such as permitting and waste disposal, will be least 50% lower than the cost of virgin feedstock furthering MagneGas’s advantage over acetylene and allowing us to effectively compete in the propane market.

Customers

We distribute products through several industrial gas companies in Michigan, Florida, Georgia, Indiana, and Pennsylvania. In addition, we have direct retail customers in both Michigan and Florida.  In order to become a full service supplier of metal cutting fuel and hard goods, we have entered into an agreement with Matheson Tri-Gas, Inc. to purchase oxygen, argon, nitrogen and other gases at wholesale prices.  In addition, we have now started distributing hard goods such as tips, torches, and regulators through Nasco, Inc. a national company that distributes welding supplies.  The Company is currently scheduled to close by November 14, 2014, subject to customary closing conditions, on the acquisition of a regional gas distributor from Florida.

S-4

Strategic Relationships

We recently entered into commercial testing and discussion with a select group of leading U.S. strategic industrial companies and military contractors which, after conducting preliminary reviews of MagneGas™, are now seeking further testing or have agreed to purchase MagneGas™.  These types of relationships inherently have a long sales cycle and have been under development for several years.

Navy

The U. S. Navy has been working with us to explore both the use of MagneGas™ for metal working and the use of the Plasma Arc Flow system for liquid waste processing. The National Center for Manufacturing Sciences, a testing contractor for the U.S. Navy, completed testing of MagneGas™ as an environmentally-friendly alternative for major metal cutting projects, particularly to reduce emissions during the breakup and recycling of retiring vessels. The final written report compared seven methods and gases for metal cutting to find the lowest opacity and showed MagneGas™ as one of the only two methods with positive results.  The Company has developed a gas without Carbon Monoxide to meet the Navy standards for this project.  On November 1, 2013 the Navy accepted the specifications of this gas and requested onsite testing which occurred in December 2013.  The Company has provided the Navy pricing on fuel and is awaiting response.

Fire Department Initiatives

Both the Clearwater, Florida and New York City Fire Departments have begun to purchase and test MagneGas as a replacement to acetylene and other cutting systems used by firefighters. Most vehicles used by fire departments in the United States are equipped with acetylene gas to use with demolition and extraction emergencies. MagneGas is stored in cylinders that are much lighter than acetylene, making it easier to handle. In addition, MagneGas has a much smaller heat affected zone, which can be critical to prevent further injury in the event of human extraction from a vehicle or dwelling.

Regulation

We are subject to several state, federal and local laws and oversight by several agencies, including the U.S. Environmental Protection Agency, Florida Department of Transportation, Florida Department of Environmental Protection (“DEP”) and the Occupational Safety and Health Act in addition to local city and state zoning, fire and other regulations.

We have obtained a hazardous material transportation permit from the Department of Transportation to allow the transport of MagneGas throughout the state of Florida. We use licensed hazardous waste transporters to deliver fuel to the rest of the country.

We currently use virgin ethylene glycol to produce fuel and thereby are not subject to the DEP permit required to process liquid waste. However, we are currently exploring the application process to obtain a hazardous and non-hazardous liquid waste processing permit.

Internationally, we recently obtained a compliance certification that confirms that the manufacturing and operation of our equipment is in conformance with the mechanical and electrical safety requirements of the European Community laws.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. In as much as we intend to market the Plasma Arc Flow System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

S-5

We cannot be certain that required permits and approvals will be obtained, that new environmental regulations will not be enacted, or that if they are, our customers and we can meet stricter standards of operation or obtain additional operating permits or approvals.

Facilities

We presently lease 5,000 square feet for our principal offices at 150 Rainville Rd, Tarpon Springs, FL 34689 on a month-to-month basis. The property is a commercial property for our production facility with an attached office. In addition, we have purchased a manufacturing facility adjacent to our current offices, which will allow the construction of up to 30 refineries at a time.  This manufacturing facility consists of 2.7 acres of land, a structure to be converted to future office space and a structure currently used to manufacture refineries. In addition, in September we purchased an industrial building in Clearwater, Florida and will be moving our headquarters to that location. The Company will be placing its current headquarters, located at 150 Rainville Road, Tarpon Springs, FL 34689, on the market for sublease.

Intellectual Property

The Plasma Arc Flow refinery forces a high volume flow of liquid waste through an electric arc between carbon electrodes. The benefit of this from a competitive perspective is that it sterilizes the bio-contaminants within the waste without the need to add any chemical disinfecting agents. In addition, while sterilizing the liquid, a clean burning fuel is produced. In addition to the patents list below, the Company has several patents pending.

MagneGas Corporation has patent ownership on the technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed. MagneGas Corporation has a 20% ownership interest in MagneGas entities that control the intellectual property in Europe, Africa and China. MagneGas Corporation owns the following U.S. patents:

U.S. Patent No. 6,926,872 – issued on August 9, 2005 entitled Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;

U.S. Patent No. 6,972,118 – issued on December 6, 2005 entitled Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;

U.S. Patent No. 7,780,924 – issued August 24, 2010 entitled Operating Under High Power, Pressure and Temperature Conditions to Produce A Combustible Gas.

U.S. Patent No. 8,236,150 – issued on August 20, 2012 entitled, "Plasma-Arc-Through Apparatus and Process for Submerged Electric Arcs."

We also own the United States and Mexico Trademark for "MAGNEGAS."

Recent Financings

On January 27, 2014, the Company closed on a sale of securities to an institutional investor (the “January 2014 Investor”) providing for the issuance and sale by the Company (the “January 2014 Offering”) of 2,323,584 shares of the Company’s common stock, par value $0.001 per share, for a purchase price of $1,858,867.20 and $2,141,132.80 million of shares of the Company's Series B convertible preferred stock (the “Series B Preferred Stock”) which were convertible into a total of 2,676,416 shares of common stock (the “Series B Conversion Shares”).  In connection with the purchase of shares of Series B Preferred Stock in the January 2014 Offering, the January 2014 Investor received unregistered warrants to purchase a number of shares of common stock equal to 100% of the number of Series B Conversion Shares at an exercise price equal to $1.11 (the “January 2014 Warrants”).  Each January 2014 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable.  As of March 31, 2014, all of the shares of Series B Preferred Stock had already been converted into the Series B Conversion Shares.

On March 28, 2014, the Company completed an offering (the “March 2014 Offering”) with an institutional investor (the “March 2014 Investor”).  The securities sold in the March 2014 Offering consisted of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and 2,100.5 shares of the Company’s Series C convertible preferred stock (the “Series C Preferred Stock”) which are convertible into a total of 1,448,276 shares of common stock (the “Series C Conversion Shares”) for an aggregate purchase price of $5,000,000 (the Shares, the Preferred Stock and the Conversion Shares shall be referred to as the “Registered Stock”). The issuances of common stock and Series B Preferred Stock pursuant to the January 2014 Offering and the Registered Stock issued pursuant to the March 2014 Offering were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on May 17, 2013 and declared effective on May 28, 2013 (File No. 333-188661) (the “Registration Statement”). In connection with the purchase of shares of the Registered Stock in the March 2014 Offering, the Company issued unregistered warrants to the March 2014 Investor to purchase 1,724,138 shares of common stock at an exercise price equal to $2.15 (the “March 2014 Warrants”).  Each March 2014 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable. As of October 21, 2014, all of the shares of Series C Preferred Stock had already been converted into shares of common stock.

Employees

We presently have twenty-six full-time employees. We have leased employees and independent technicians perform production and other duties, as required. We consider our relationship with our employees to be excellent.

Corporate Information

Our principal executive offices are currently located at 150 Rainville Road, Tarpon Springs, FL 34689 and our telephone number is (727) 934-3448. We expect to move our principal execute offices to 11885 44th Street North, Clearwater, Florida 33762 before December 31, 2014. Our website address is   www.magnegas.com .. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

S-6

The Offering

Common Stock

Common Stock offered by us	3,000,000 shares of common stock

Public offering price	$1.00 per share

Common stock to be outstanding immediately after the offering	36,581,757 shares

Series D-1 Convertible Preferred Stock

Series D-1 Convertible Preferred Stock	1,060 shares of Series D-1 Convertible Preferred Stock
offered by us

Public Offering Price	$1,000 per share

Series D-1 Convertible Preferred Stock to be outstanding immediately after the offering	1,060 shares

Conversion	Each share of our Series D-1 Convertible Preferred Stock is convertible into 1,000 shares of common stock at a conversion price of $1.00 per share, subject to certain adjustments.

Liquidation Preference	In the event of our liquidation, dissolution, or winding up, holders of our Series D-1 Convertible Preferred Stock will receive a payment equal to $1,000, subject to certain adjustments, plus any accrued and unpaid dividends before any distribution or payment shall be made to the holders of our common stock.

Voting Rights	Shares of the Series D-1 Convertible Preferred Stock will generally have no voting rights, except as required by law and except that as long as any shares of Series D-1 Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of 67% of the then outstanding shares of the Series D-1 Convertible Preferred Stock alter or change adversely the powers, preferences or rights given to the Series D-1 Convertible Preferred Stock.

Dividends	Holders of the Series D-1 Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of Series D-1 Convertible Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of our Series D-1 Convertible Preferred Stock.

Listing	We are not listing our Series D-1 Convertible Preferred Stock on an exchange or any trading system and we do not expect that a trading market for our Series D-1 Convertible Preferred Stock will develop.

Use of proceeds	We intend to use the net proceeds from this offering primarily for the acquisition of a regional gas distribution company and for working capital and general corporate purposes. See “Use of Proceeds.”

Market and Trading Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “MNGA.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 6 of the accompanying prospectus.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 33,581,757 shares of common stock outstanding as of October 20, 2014, and does not include as of that date:

•	1,060,000 shares of common stock issuable upon the conversion of the Series D-1 Convertible Preferred Stock offered pursuant to this prospectus supplement;

•	11,459,675 shares of our common stock issuable upon the exercise of outstanding options or warrants;

•	940,000 shares of common stock issuable upon conversion of the Series D-2 Convertible Preferred Stock to be issued in a private placement, as described below under “Private Placement of Preferred Stock and Warrants;” and

•	5,000,000 shares of common stock issuable upon exercise of warrants to be issued in a private placement, as described below under “Private Placement of Preferred Stock and Warrants.”

Except as otherwise noted in this prospectus supplement, all of the share and per share information referenced in this prospectus supplement has been adjusted to reflect our 10-for-1 reverse stock split, which was effected on June 26, 2012.

S-7

 RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, accompanying prospectus, and the documents incorporated by reference. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus supplement.

Risks Relating to Our Business

We have a limited operating history and there can be no assurance that we can achieve or maintain profitability.

We have a limited operating history that can be used to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small business. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

Our ability to achieve and maintain profitability and positive cash flow will be dependent upon:

•	management’s ability to maintain the technology and skills necessary for our fuel conversion services;
•	our ability to keep abreast of changes by government agencies and in the law, particularly in the areas of intellectual property and environmental regulation;
•	our ability to attract customers who require the products and services we offer;
•	our ability to generate revenues through the sale of our products and services to potential clients; and
•	our ability to manage the logistics and operations of our company and the distribution of our products and services.

We have had operating losses since formation and expect to incur net losses for the near term.

Our operating results have recognized losses in the amount of $1,634,274 and $1,451,906 for the three months ended June 30, 2014 and 2013, respectively. Our operating results have recognized losses in the amount of $3,030,841 and $3,016,552 for the six months ended June 30, 2014 and 2013, respectively.  We currently use approximately $350,000 per month to fund our operations.  We anticipate that we will lose money in the near term and we may not be able to achieve profitable operations. In order to achieve profitable operations we need to secure sales of fuel and Plasma Arc Flow System.  We anticipate the need to raise additional capital in the near term to satisfy our plan of operations.

We may need additional funding to continue operations, which may not be available to us on favorable terms or at all.

To date, we have generated only limited revenue from our products and have not achieved positive cash flows or profitability.  After completion of this offering, we expect to continue to incur significant operating losses for the foreseeable future as we incur costs associated with the continuation of our research and development programs, expand our sales and marketing capabilities, increase manufacturing of our products and comply with the requirements related to being a U.S. public company listed on the Nasdaq Capital Market. Additional funding may be needed after completion of this offering and it may not be available on terms favorable to us, or at all. If we raise additional funding through the issuance of equity securities, our stockholders may suffer dilution and our ability to use our net operating losses to offset future income may be limited. If we raise additional funding through debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, require us to use our cash to make payments under such indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we are unable to secure additional funding, our development programs and our commercialization efforts would be delayed, reduced or eliminated, our relationships with our suppliers and customers may be harmed, and we may not be able to continue our operations.

S-8

The growth of our business depends upon the development and successful commercial acceptance of our products.

We depend upon a variety of factors to ensure that our MagneGas and Plasma Arc Flow System are successfully commercialized, including timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing, and customer service. Because of the complexity of our products, significant delays may occur between development, introduction to the market and volume production phases.

The development and commercialization of MagneGas and Plasma Arc Flow System involves many difficulties, including:

•	retention and hiring of appropriate operational, research and development personnel;
•	determination of the products’ technical specifications;
•	successful completion of the development process;
•	successful marketing of MagneGas and Plasma Arc Flow System and achieving customer acceptance;
•	managing inventory levels, logistics and operations; and
•	additional customer service and warranty costs associated with supporting product modifications and/or subsequent potential field upgrades.

We must expend significant financial and management resources to develop and market our MagneGas and Plasma Arc Flow System. We cannot assure that we will receive meaningful revenue from these investments. If we are unable to continue to successfully develop or modify our products in response to customer requirements or technological changes, or our products are not commercially successful, our business may be harmed.

The possibility of a global financial crisis may significantly impact our business and financial condition and our ability to attract customers to our relatively new technology for the foreseeable future.

The turmoil in the global financial system may adversely impact our ability to raise capital, invest in the development and refinement of our technology and to successfully market it to new customers. We may face increasing challenges if conditions in the financial markets do not improve over time. Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have a material negative impact on our flexibility to react to changing economic and business conditions. The economic situation could have a material negative impact on our ability to attract new customers willing to try our alternative fuel products or purchase our technology.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue.

Failure to obtain operating permits, or otherwise to comply with federal and state regulatory and environmental requirements, could affect our abilities to market and sell MagneGas and the Plasma Arc Flow System and could have a material adverse affect on our business and operations.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. To the extent we intend to market the Plasma Arc Flow System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that we will be able to obtain or maintain, required permits and approvals, that new or more stringent environmental regulations will not be enacted or that if they are, that we will be able to meet the stricter standards.

S-9

Our technology is unproven on a large-scale industrial basis and could fail to perform in an industrial production environment.

The Plasma Arc Flow System has never been utilized on a large-scale industrial basis. All of the tests that we have conducted to date with respect to our technology have been performed on limited quantities of liquid waste, and we cannot assure you that the same or similar results could be obtained on a large-scale industrial basis. We cannot predict all of the difficulties that may arise when the technology is utilized on a large-scale industrial basis. In addition, our technology has never operated at a volume level required to be profitable. As our product is an alternative to acetylene, the unstable price of acetylene will impact our ability to become profitable and to sell cost competitive fuel. It is possible that the technology may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that this technology will perform successfully on a large-scale commercial basis, that it will be profitable to us or that our MagneGas will be cost competitive in the market.

Our future success is dependent, in part, on the performance and continued service of Ermanno Santilli, Terry Vernille, and other key personnel. Without their continued service, we may be forced to interrupt our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Ermanno Santilli, our President and CEO and Terry Vernille, our Senior Vice President of Industrial Gas Sales. Ermanno has several years of experience regarding the technical operation and deployment of our refineries and Terry Vernille has over 20 years of experience in the industrial gas market. The loss of any of their services would delay our business operations substantially.

Our related party transactions may cause conflicts of interests that may adversely affect our business.

Our intellectual property was purchased through a related party transaction with Hyfuels, Inc, a company which our former Chairman of our board of directors, Dr. Santilli, serves as the President and Chief Executive Officer, who through the transaction became a stockholder of our company. We currently lease our building through a related party transaction with a company wholly-owned by Dr. Santilli and his spouse and director of our company, Carla Santilli. We own a 20% interest in MagneGas Europe, a company whose major stockholder is Ermanno Santilli, our Chief Executive Officer. In addition, Dr. Santilli has personally contributed a small refinery for our use and we have received various small notes and loans from related parties, all of which have been paid in full.

We believe that these transactions and agreements that we have entered into with these affiliates are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and these affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to raise capital or to do business.

We have the potential risk of product liability, which may subject us to litigation and related costs.

Our Plasma Arc Flow System may be utilized in a variety of industrial and other settings, and may be used to handle materials resulting from the user's generation of liquid waste and the creation of a compressed hydrogen based fuel for distribution to end customers. The equipment, cylinders and gas will therefore be subject to risks of breakdowns and malfunctions. There is also inherent risk in the compression, transportation and use of MagneGas. It is possible that claims for personal injury and business losses arising out of these risks, breakdowns and malfunctions will occur. Our insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations. We may not have sufficient insurance to cover such losses.

S-10

Because we are smaller and have fewer financial and other resources than many alternative fuel companies, we may not be able to successfully compete in the very competitive alternative fuel industry.

Fuel is a commodity. There is significant competition among existing alternative fuel producers. Our business faces competition from a number of producers that can produce significantly greater volumes of fuel than we can or expect to produce, producers that can produce a wider range of fuel products than we can, and producers that have the financial and other resources that would enable them to expand their production rapidly if they chose to. These producers may be able to achieve substantial economies of scale and scope, thereby substantially reducing their fixed production costs and their marginal productions costs. If these producers are able to substantially reduce their marginal production costs, the market price of fuel may decline and we may be not be able to produce biogas at a cost that allows us to compete economically. Even if we are able to operate profitably, these other producers may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on the market price of our common stock.

Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations may suffer.

Liquid waste disposal and fuel production involves the discharge of potential contaminants into the water and air and is subject to various regulatory and safety requirements. As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the various states. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our production plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the plants arising from air or water discharges. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs resulting therefrom could significantly increase our operating costs.

Because MagneGas is new to the metalworking market, it may take time for the industry to adapt to it. In addition, the economy may adversely impact consumption of fuel in the metalworking market making it more difficult for us to sell our product.

MagneGas is a replacement for acetylene for the metalworking market. Because MagneGas is a new product in the industry, it may take time for end users to consider changing from acetylene to MagneGas and as such this may adversely impact our sales. In addition, consumption for fuel in the metalworking market is highly dependent on the economic conditions of the manufacturing industry and as such adverse conditions in the economy may also negatively impact our ability to sell our fuel to market.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could harm our operating results.

There is significant competition among existing alternative fuel producers.  Some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could have a material adverse effect on our business, operating results and financial condition.

Because our long-term plan depends, in part, on our ability to expand the sales of our solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We have limited experience operating in foreign jurisdictions. We continue to explore opportunities for joint ventures internationally.  Our inexperience in operating our business outside of North America increases the risk that our current and any future international expansion efforts will not be successful. Conducting international operations subjects us to new risks that, generally, we have not faced in the United States, including:

•	fluctuations in currency exchange rates;
•	unexpected changes in foreign regulatory requirements;
•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
•	difficulties in managing and staffing international operations;
•	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;
•	localization of our solutions, including translation into foreign languages and associated expenses;
•	the burdens of complying with a wide variety of foreign laws and different legal standards, including laws and regulations related to privacy;
•	increased financial accounting and reporting burdens and complexities;
•	political, social and economic instability abroad, terrorist attacks and security concerns in general; and
•	reduced or varied protection for intellectual property rights in some countries.

S-11

Risks Related to Our Intellectual Property

The success of our business depends, in part, upon proprietary technologies and information that may be difficult to protect and may be perceived to infringe on the intellectual property rights of third parties.

We believe that the identification, acquisition and development of proprietary technologies are key drivers of our business. Our success depends, in part, on our ability to obtain patents, maintain the secrecy of our proprietary technology and information, and operate without infringing on the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that the patents that provide us with competitive advantages will not be challenged by third parties, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

To successfully commercialize our proprietary technologies, we may need to acquire licenses to use, or to contest the validity of, issued or pending patents. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party's patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to the protection afforded by patents, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any such breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We cannot assure you that we will obtain any patent protection that we seek, that any protection we do obtain will be found valid and enforceable if challenged or that it will confer any significant commercial advantage. U.S. patents and patent applications may be subject to interference proceedings, U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of, the patent or patent application. In addition, such interference, re-examination and opposition proceedings may be costly. Moreover, the U.S. patent laws may change, possibly making it easier to challenge patents. Some of our technology was, and continues to be, developed in conjunction with third parties, and thus there is a risk that such third parties may claim rights in our intellectual property. Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

S-12

Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.

Many of our potential competitors who have significant resources and have made substantial investments in competing technologies may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. Our current or future U.S. or foreign patents may be challenged, circumvented by competitors or others or may be found to be invalid, unenforceable or insufficient. Since patent applications are confidential until patents are issued in the United States, or in most cases, until after 18 months from filing of the application, or corresponding applications are published in other countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications, or that we were the first to file patent applications for such inventions.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Risks Related to Our Securities and this Offering

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history, lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

Future sales of our common shares in the public market by management or our large stockholders could lower our stock price.

Our largest stockholders, together with the other members of our board of directors and our executive officers, collectively beneficially own approximately 45.27% of our outstanding common shares. If our officers, directors and current stockholders sell, or indicate intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock may decline significantly.

S-13

We have a significant number of warrants and options outstanding, and while these warrants and options are outstanding, it may be more difficult to raise additional equity capital. Additionally, certain of these warrants and options contain price-protection provisions that may result in the reduction of their exercise prices if certain transactions occur in the future.

As of October 20, 2014, we had outstanding warrants to purchase 8,219,675 shares of common stock and outstanding options to purchase 3,240,000 shares of common stock. The holders of these warrants and options are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants and options are outstanding. At any time during which these warrants and options are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources. Furthermore, the majority of these warrants and options contain price-protection provisions under which, if we were to issue securities in conjunction with a merger, tender offer, sale of assets or reclassification of our common stock at a price lower than the exercise price of such warrants and options, the exercise price of the warrants and options would be reduced, with certain exceptions, to the lower price. Additionally, the exercise of these warrants and options will cause the increase of our outstanding shares of our common stock, which could have the effect of substantially diluting the interests of our current stockholders.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock now or in the future.

Our common stock only began trading on the Nasdaq Capital Market on August 15, 2012, before which it was quoted on the OTCBB.  Our stock has limited liquidity, as our common stock has historically been sporadically and thinly traded.  The price of our common stock, when traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may have difficulty finding purchasers for our shares should they attempt to sell shares held by them. Even if a more active market should develop, the price of our shares of common stock may be highly volatile.  Our shares should be purchased only by investors having no need for liquidity in their investment and who can hold our shares for an indefinite period of time.

S-14

Certain members of our board of directors, their affiliates and our executive officers, as stockholders, control our company.

Our largest stockholders together with the other members of our board of directors and our executive officers, as stockholders, collectively beneficially own approximately 45.27% of our outstanding common stock. As a result of this ownership, they have the ability to significantly influence all matters requiring approval by stockholders of our company, including the election of directors. In particular, Dr. Santilli, the former Chairman of our board of directors, beneficially owns 18.24% of our outstanding common stock. In addition to ownership of our common stock, Dr. Santilli and his spouse Carla Santilli, together with their children, Ermanno Santilli, our Chief Executive Officer, and Luisa Ingargiola, our Chief Financial Officer (the “Santilli Family”), beneficially own 100% of our outstanding 1,000,000 shares of Series A preferred stock, which entitles the Santilli Family to voting rights in the aggregate of 100,000,000,000 votes.  As a result, the Santilli Family has the ability to significantly influence all matters requiring approval by stockholders of our company. This concentration of ownership also may have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

Our Series D-1 Convertible Preferred Stock has never been publicly traded and an active trading market for such stock is not expected to develop.

Prior to this offering, there has been no public market for our Series D-1 Convertible Preferred Stock. We are not listing our Series D-1 Convertible Preferred Stock on an exchange or any trading system and we do not expect that a trading market for our Series D-1 Convertible Preferred Stock will develop.

You will experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

Since the price per share of our common stock and Series D-1 Convertible Preferred Stock being offered is substantially higher than the net tangible book value per share of our stock, you will suffer substantial dilution in the net tangible book value of the stock you purchase in this offering. See the section entitled “Dilution and Comparative Data” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase stock in this offering.

There is no minimum amount to be sold in this offering and there can be no assurance regarding the net proceeds we will raise from this offering.

The placement agent in this offering will use reasonable efforts to sell shares in this offering, but the placement agent is not required to purchase or sell any minimum number of shares in this offering; therefore, the net proceeds we will receive from this offering is uncertain. We cannot assure you what our net proceeds from this offering will be or that the net proceeds will be sufficient to allow us to implement any substantial portion of our business plan.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts from Northland Capital Markets currently cover our common stock but may not do so in the future. Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume. If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

Future issuance of our common stock could dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse effect on the market price of our common stock.

The application of the Securities and Exchange Commission’s “penny stock” rules to our common stock could limit trading activity in the market, and our stockholders may find it more difficult to sell their stock.

Our common stock trades at less than $5.00 per share and is therefore subject to the SEC’s penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

S-15

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on equity investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of this offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes. We may spend or invest these proceeds in a way with which our stockholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.

Our certificate of incorporation, bylaws and the Delaware General Corporation Law may delay or deter a change of control transaction.

Certain provisions of our certificate of incorporation and bylaws may have the effect of deterring takeovers, such as those provisions authorizing our board of directors to issue, from time to time, any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock; prohibiting stockholders from acting by written consent in lieu of a meeting; requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; prohibiting stockholders from calling a special meeting of stockholders; requiring a 66 2/3% majority stockholder approval in order for stockholders to amend certain provisions of our certificate of incorporation or bylaws or adopt new bylaws; providing that, subject to the rights of preferred shares, the directors will be divided into three classes and the number of directors is to be fixed exclusively by our board of directors; and providing that none of our directors may be removed without cause. Section 203 of the DGCL, from which we did not elect to opt out, provides that if a holder acquires 15% or more of our stock without prior approval of our board of directors, that holder will be subject to certain restrictions on its ability to acquire us within three years. These provisions may delay or deter a change of control of us, and could limit the price that investors might be willing to pay in the future for shares of our common stock.

S-16

PRICE RANGE OF COMMON STOCK

The following table shows, for the periods indicated, the high and low sales price per share of our common stock as reported by Nasdaq Capital Market and the OTCBB quotation service. Our stock has been listed on the Nasdaq Capital Market since August 15, 2012. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. On June 26, 2012, we effected a 10-for-1 reverse stock split of our common stock.  The per share information below has been adjusted to reflect the reverse stock split of our common stock.

Fiscal Year 2011	High	Low
First quarter ended March 31, 2011	$1.50	$1.20
Second quarter ended June 30, 2011	$3.10	$1.30
Third quarter ended September 30, 2011	$2.80	$2.00
Fourth quarter ended December 31, 2011	$2.50	$1.80

Fiscal Year 2012
First quarter ended March 31, 2012	$2.70	$2.00
Second quarter ended June 30, 2012	$7.10	$2.70
Third quarter ended September 30, 2012	$5.50	$2.53
Fourth quarter ended December 31, 2012	$2.70	$1.26

Fiscal Year 2013
First quarter ended March 31, 2013	$1.74	$1.12
Second quarter ended June 30, 2013	$1.67	$0.75
Third quarter ended September 30, 2013	$0.89	$0.53
Fourth quarter ended December 31, 2013	$0.73	$0.44

Fiscal Year 2014
First quarter ended March 31, 2014	$2.40	$0.44
Second quarter ended June 30, 2014	$1.72	$1.17
Third quarter ended September 30, 2014	$1.56	$1.04
Fourth quarter ending December 31, 2014 (through October 20, 2014)	$1.30	$1.09

Approximate Number of Equity Security Holders

As of October 21, 2014, there were approximately 256 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

S-17

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent fees but before paying offering expenses, will be approximately $3,775,800 assuming all offered shares are sold.

We intend to use the net proceeds from this offering primarily for the acquisition of a regional gas distribution company and for working capital and general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.  Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 90,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share, of which 1,000,000 is designated as Series A Preferred Stock, 2,142 is designated as Series B Preferred Stock, and 2,100.5 is designated as Series C Preferred Stock. As of October 21, 2014, 33,581,757 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock were issued and outstanding. All of the Series B and C Preferred Stock has been converted into common stock.  On June 26, 2012, we effected a 10-for-1 reverse stock split of our common stock.

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 16 of the accompanying prospectus. As of October 21, 2014, we had 33,581,757 shares of common stock outstanding.

Description of Series D-1 Convertible Preferred Stock

We are offering pursuant to this prospectus supplement 1,060 shares of Series D-1 Convertible Preferred Stock. The Series D-1 Convertible Preferred Stock have a stated value of $1,000 and a conversion price of $1.00. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Series D Convertible Preferred Stock have a liquidation preference equal to $1,000 per share. Subject to limited exceptions, a holder of Series D Convertible Preferred Stock will not have the right to exercise any portion of its Series D-1 Convertible Preferred Stock if this would result in the holder, together with its affiliates, beneficially owning in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

PRIVATE PLACEMENT OF PREFERRED STOCK AND WARRANTS

Concurrently with the closing of the sale of shares of common stock and Series D-1 Convertible Preferred Stock in this offering, we also expect to issue and sell to the investors, 940 shares of the Series D-2 Convertible Preferred Stock with a stated value of $1,000 per share and 5,000,000 warrants to purchase an aggregate of 5,000,000 shares of our common stock, at an initial exercise price equal to $1.31 per share (the “Warrants”).

Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

S-18

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2014 on an actual basis and on an as adjusted basis to reflect our receipt of estimated net proceeds of approximately $3,775,800 from the sale of shares of common stock and Series D-1 Convertible Preferred Stock in this offering after deducting the estimated placement agent fees.

This table should be read in conjunction with “Use of Proceeds” and our audited and unaudited financial statements.

	June 30, 2014
	As Reported	As Adjusted
	(unaudited)	(unaudited)

Cash and cash equivalents	$6,438,599	$10,214,399
Preferred stock, par value $0.001, 10,000,000 shares authorized; 1,000,000 issued and outstanding before the offering	$1,000	$1,000
Common stock, par value $0.001, 90,000,000 shares authorized;32,814,763 issued and outstanding before the offering	32,815	37,642	(1)
Additional paid in capital	35,846,853	39,617,826
Accumulated deficit	(21,583,602)	(21,583,602
Total stockholders’ equity	14,297,066	18,072,866

(1)	Includes 1,060,000 shares of common stock issuable upon the conversion of the Series D-1 Convertible Preferred Stock.

S-19

DILUTION AND COMPARATIVE SHARE DATA

The net tangible book value of our common stock on June 30, 2014 was approximately $13,804,909 or approximately $0.4207 per share, based on 32,814,763shares of our common stock outstanding as of June 30, 2014.  Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding.  Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

Investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale of shares of our common stock in this offering at a public offering price of $1.00 per share of our common stock, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2014 would have been approximately $17,580,709, or approximately $0.4768 per share of our common stock.

This represents an immediate increase in net tangible book value of $0.0561 per share to existing stockholders and immediate dilution in net tangible book value of $0.5232 per share to new investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this per share dilution:

Public offering price per share of common stock and common stock equivalents (Series D-1 Convertible Preferred Stock on an as converted basis)	$1.00
Net tangible book value per share as of June 30, 2014	$0.4207
Increase in net tangible book value per share attributable to this offering	$0.0560
Pro forma net tangible book value per share as of June 30, 2014 after giving effect to this offering	$0.4768
Dilution per share to new investors in this offering	$.5232

The table above includes 1,060,000 shares of common stock issuable upon the conversion of the Series D-1 Convertible Preferred Stock (at a public offering price per share of $1,000) offered pursuant to this prospectus supplement.

The table above excludes the following:

•	11,459,675 shares of our common stock issuable upon the exercise of outstanding options or warrants;

•	940,000 shares of common stock issuable upon conversion of the Series D-2 Convertible Preferred Stock to be issued in a private placement, as described below under “Private Placement of Preferred Stock and Warrants;” and

•	5,000,000 shares of common stock issuable upon exercise of warrants to be issued in a private placement, as described below under “Private Placement of Preferred Stock and Warrants.”

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

S-20

PLAN OF DISTRIBUTION

We are offering the shares on a best efforts basis through Northland Capital Markets, the placement agent. Northland Capital Markets has agreed to act as placement agent for the sale of up to 3,000,000 shares of common stock and 1,060 shares of Series D-1 Convertible Preferred Stock, subject to the terms and conditions contained in a placement agency agreement dated as of October 21, 2014 between us and the placement agent. The placement agent is not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares offered pursuant to this prospectus supplement and the accompanying prospectus directly through stock purchase agreements between the purchasers and us.  There is no minimum number of shares that must be sold as a condition to closing this offering; the actual number of shares sold in this offering is not presently determinable.

We negotiated the offering price for the shares in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates.  The placement agency agreement with the placement agent will be included as an exhibit to our current report on Form 8-K that we intend to file with the SEC in connection with this offering.

We will pay the placement agent an aggregate placement agent fee equal to 7% of the gross proceeds of the sale of securities in the offering. In addition to the placement agent fee to be paid by us, we have agreed to reimburse the placement agent for certain of their out-of-pocket expenses incurred in connection with this offering, including the reasonable fees and disbursements of counsel retained by the placement agent with our consent and the reasonable travel and related expenses of the placement agent, which aggregate amount of such expenses reimbursed by us will not exceed $100,000 without our further approval. Northland Capital Markets provides us with certain financial advisory services. In connection with the successful completion of this offering, for the price of $100, Northland Capital Markets may purchase a five-year warrant to purchase shares of our common stock equal to 5.0% of the shares sold in this offering at an exercise price of $1.31. The warrants that Northland Capital Markets may purchase described in this paragraph will contain demand registration rights, and we have agreed to register the shares of common stock issuable upon exercise of any such warrants sold to Northland Capital Markets. Except as disclosed in this prospectus supplement, the placement agent has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be compensation under its rule of fair price. The estimated offering expenses payable by us, in addition to the placement agent fee of approximately $285,000, are approximately $100,000, which includes our legal and accounting costs, the placement agent’s expenses and various other fees associated with registering and listing the common shares. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3,665,800 million, assuming all shares offered are sold in this offering.

The placement agents may allow concessions, or pay commissions, to other dealers participating in this offering.

Closing

We currently anticipate that closing of the sale of the shares will take place on or about October 23, 2014. Within two days after the execution of the stock purchase agreement, each purchaser will deliver to us or an escrow agent an amount equal to such purchaser’s subscription amount (via wire transfer or a certified check of immediately available funds). On the closing date, we or the escrow agent will release the subscription amounts to us and we will deliver to each purchaser its respective shares (via the Depository Trust Company’s Deposit/Withdrawal at Custodian system).

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers against liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by us in the stock purchase agreement or related documents or (b) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the offering, subject to certain exceptions.

Lock-Up

We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the closing date of the offering and ending 90 days thereafter without the prior written consent of Northland Capital Markets (other than (i) Global Beta, LLC, which Carla Santilli, a director of the Company, and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company, (ii) Clean Energy Tech, (iii) Carla Santilli, and (iv) Dr. Ruggero Maria Santilli who have all agreed to a lock-up that extends for 30 days), other than (i) the issuance of common stock or options to acquire common stock pursuant to our employee benefit plans, qualified stock option plans or other director or employee compensation plans in existence as of the date of this prospectus; (ii) the issuance of common stock pursuant to the valid exercises of options, warrants or rights outstanding as of the date of this prospectus supplement; and (iii) the sale of up to 340,000 shares of our common stock by Global Beta, LLC.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “MNGA”.

Additional Information

In the ordinary course of its business, the placement agent and its affiliates may actively trade or hold our securities or our loans for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in our debt or equity securities.  The placement agent and its affiliates have performed and may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

S-21

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, New Jersey.  The placement agent has been represented in connection with this offering by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

DKM Certified Public Accountants, Inc., f/k/a Drake & Klein CPAS, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2013 and 2012, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on DKM Certified Public Accountants’ report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement.  This prospectus supplement does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.magnegas.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have filed or may in the future file with the SEC. This means that we can disclose important information by referring you to those documents.  You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement.  We hereby incorporate by reference the following documents into this prospectus supplement (other than any portion of such filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 27, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, and June 30, 2014, filed with the SEC on May 12, 2014, and August 6, 2014, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on January 15, 2014, January 22, 2014, January 24, 2014, March 27, 2014, April 1, 2014, May 20, 2014, August 25, 2014, October 2, 2014, October 9, 2014, October 14, 2014, October 17, 2014, and October 21, 2014 .

S-22

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.magnegas.com.  You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

MagneGas Corporation

150 Rainville Road

Tarpon Springs, FL 34689

(727) 934-3448

Attention: Corporate Secretary

S-23

PROSPECTUS

$20,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

MAGNEGAS CORPORATION

We may sell from time to time any combination of common stock, preferred stock, warrants, rights, and units as described in this prospectus, in one or more offerings. We may also offer common stock upon conversion of the preferred stock, or common stock or preferred stock upon the exercise of   warrants, rights, or units. The aggregate offering price of all securities sold under this prospectus may not exceed $20,000,000.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide specific terms of the offered securities, including the number of securities offered and the price per security, in one or more prospectus supplements. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities through one or more methods described under “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, discounts, or over-allotment options. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.” On May 16, 2013, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.30 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $18,183,208 based on 20,115,019 shares of outstanding common stock, of which 10,888,149 are held by non-affiliates, and a per share price of $1.67 based on the closing sale price of our common stock on May 7, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

On June 26, 2012, we effected a 10-for-1 reverse stock split of our common stock.  Except as otherwise indicated, all of the share and per share information referenced in this prospectus has been adjusted to reflect the reverse stock split of our common stock.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents to be filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock,   warrants, rights, and/or units, in one or more offerings in any combination, with an aggregate value of up to $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Please read carefully this prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”  You should also carefully consider, among other things, the matters discussed under “Risk Factors.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference into this prospectus, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, in the documents we have incorporated by reference into this prospectus, and the applicable prospectus supplement. As used throughout this prospectus and the prospectus supplement, the terms “MagneGas” the “Company,” “we,” “us,” and “our” refer to MagneGas Corporation.

MagneGas™ and other trademarks or service marks of MagneGas Corporation appearing in this prospectus are the property of MagneGas Corporation. Trade names, trademarks and service marks of other companies appearing in this registration statement are the property of the respective owners.

3

PROSPECTUS SUMMARY

Our Company

MagneGas Corporation was organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc., for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased by Clean Energies Tech Co., a private company owned by Dr. Ruggero Santilli, the inventor of the Plasma Arc Flow™ technology. Following this stock purchase, our name was changed to MagneGas Corporation.

We are an alternative energy company that creates a system that produces hydrogen based fuel through the gasification of liquid and liquid waste. We have developed a process which gasifies various types of liquid waste through a proprietary plasma arc machine. A byproduct of this process is an alternative to natural gas currently sold in the metalworking market as a cutting fuel. We produce gas bottled in cylinders for the purpose of distribution to the metalworking market as an alternative to acetylene. Additionally, we market, for sale or licensure, our proprietary plasma arc technology for the processing of liquid waste (the “Plasma Arc Flow” or “Plasma Arc Flow System”). Through the course of our business development, we have established a retail platform to sell our fuel for use in the metalworking and manufacturing industries.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We could remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (c) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

4

Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants;

•	rights; and/or

•	units.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Where You Can Find Us

Our principal executive offices are located at 150 Rainville Road, Tarpon Springs, FL 34689 and our telephone number is (727) 934-3448. Our website address is   www.magnegas.com .. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement we may authorize. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

Risks Relating to Our Business

We have a limited operating history and there can be no assurance that we can achieve or maintain profitability.

We have a limited operating history that can be used to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small business. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

Our ability to achieve and maintain profitability and positive cash flow will be dependent upon:

•	management’s ability to maintain the technology and skills necessary for our fuel conversion services;
•	our ability to keep abreast of changes by government agencies and in the law, particularly in the areas of intellectual property and environmental regulation;
•	our ability to attract customers who require the products and services we offer;
•	our ability to generate revenues through the sale of our products and services to potential clients; and
•	our ability to manage the logistics and operations of our company and the distribution of our products and services.

We have had operating losses since formation and expect to incur net losses for the near term.

We reported a net loss of $7,136,942 for the fiscal year ended December 31, 2012, as compared to a net loss of $2,937,062 for the fiscal year ended December 31, 2011. Our operating results have recognized losses in the amount of $1,473,416 and $2,098,385 for the three months ended September 30, 2013 and 2012, respectively. We currently use approximately $350,000 per month to fund our operations.  We anticipate that we will lose money in the near term and we may not be able to achieve profitable operations. In order to achieve profitable operations we need to secure sales of fuel and Plasma Arc Flow System.  We anticipate the need to raise additional capital in the near term to satisfy our plan of operations.

We may need additional funding to continue operations, which may not be available to us on favorable terms or at all.

To date we have generated only limited revenue from our products and have not achieved positive cash flows or profitability.  After completion of this offering, we expect to continue to incur significant operating losses for the foreseeable future as we incur costs associated with the continuation of our research and development programs, expand our sales and marketing capabilities, increase manufacturing of our products and comply with the requirements related to being a U.S. public company listed on the NASDAQ Capital Market. Additional funding may be needed after completion of this offering and it may not be available on terms favorable to us, or at all. If we raise additional funding through the issuance of equity securities, our stockholders may suffer dilution and our ability to use our net operating losses to offset future income may be limited. If we raise additional funding through debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, require us to use our cash to make payments under such indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we are unable to secure additional funding, our development programs and our commercialization efforts would be delayed, reduced or eliminated, our relationships with our suppliers and customers may be harmed, and we may not be able to continue our operations.

The growth of our business depends upon the development and successful commercial acceptance of our products.

We depend upon a variety of factors to ensure that our MagneGas and Plasma Arc Flow System are successfully commercialized, including timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing, and customer service. Because of the complexity of our products, significant delays may occur between development, introduction to the market and volume production phases.

6

The development and commercialization of MagneGas and Plasma Arc Flow System involves many difficulties, including:

•	retention and hiring of appropriate operational, research and development personnel;
•	determination of the products’ technical specifications;
•	successful completion of the development process;
•	successful marketing of MagneGas and Plasma Arc Flow System and achieving customer acceptance;
•	managing inventory levels, logistics and operations; and
•	additional customer service and warranty costs associated with supporting product modifications and/or subsequent potential field upgrades.

We must expend significant financial and management resources to develop and market our MagneGas and Plasma Arc Flow System. We cannot assure that we will receive meaningful revenue from these investments. If we are unable to continue to successfully develop or modify our products in response to customer requirements or technological changes, or our products are not commercially successful, our business may be harmed.

The possibility of a global financial crisis may significantly impact our business and financial condition and our ability to attract customers to our relatively new technology for the foreseeable future.

The turmoil in the global financial system may adversely impact our ability to raise capital, invest in the development and refinement of our technology and to successfully market it to new customers. We may face increasing challenges if conditions in the financial markets do not improve over time. Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have a material negative impact on our flexibility to react to changing economic and business conditions. The economic situation could have a material negative impact on our ability to attract new customers willing to try our alternative fuel products or purchase our technology.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue.

Failure to obtain operating permits, or otherwise to comply with federal and state regulatory and environmental requirements, could affect our abilities to market and sell MagneGas and the Plasma Arc Flow System and could have a material adverse effect on our business and operations.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. To the extent we intend to market the Plasma Arc Flow System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that we will be able to obtain or maintain, required permits and approvals, that new or more stringent environmental regulations will not be enacted or that if they are, that we will be able to meet the stricter standards.

Our technology is unproven on a large-scale industrial basis and could fail to perform in an industrial production environment.

The Plasma Arc Flow System has never been utilized on a large-scale industrial basis. All of the tests that we have conducted to date with respect to our technology have been performed on limited quantities of liquid waste, and we cannot assure you that the same or similar results could be obtained on a large-scale industrial basis. We cannot predict all of the difficulties that may arise when the technology is utilized on a large-scale industrial basis. In addition, our technology has never operated at a volume level required to be profitable. As our product is an alternative to acetylene, the unstable price of acetylene will impact our ability to become profitable and to sell cost competitive fuel. It is possible that the technology may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that this technology will perform successfully on a large-scale commercial basis, that it will be profitable to us or that our MagneGas will be cost competitive in the market.

7

Our future success is dependent, in part, on the performance and continued service of, Terry Vernille Dr. Yun Yang, Ermanno Santilli and other key personnel. Without their continued service, we may be forced to interrupt our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Terry Vernille, our Senior Vice- President of Industrial Gas Sales and Dr. Yun Yang, our Chief Scientist. Terry Vernille has developed strategic relationships in our industry that are critical to our success and has obtained knowledge of our product that would substantial time to replace. The loss of any of their services would delay our business operations substantially.

Our related party transactions may cause conflicts of interests that may adversely affect our business.

Our intellectual property was purchased through a related party transaction with Hyfuels, Inc, a company which our former Chairman of our board of directors, Dr. Santilli, serves as the President and Chief Executive Officer, who through the transaction became a stockholder of our company. We currently lease our building through a related party transaction with a company wholly-owned by Dr. Santilli and his spouse and director of our company, Carla Santilli. We own a 20% interest in MagneGas Europe, a company whose major stockholder is Ermanno Santilli, our Chief Executive Officer. In addition, Dr. Santilli has personally contributed a small refinery for our use and we have received various small notes and loans from related parties, all of which have been paid in full.

We believe that these transactions and agreements that we have entered into with these affiliates are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and these affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to raise capital or to do business.

We have the potential risk of product liability, which may subject us to litigation and related costs.

Our Plasma Arc Flow System may be utilized in a variety of industrial and other settings, and may be used to handle materials resulting from the user's generation of liquid waste and the creation of a compressed hydrogen based fuel for distribution to end customers. The equipment, cylinders and gas will therefore be subject to risks of breakdowns and malfunctions. There is also inherent risk in the compression, transportation and use of MagneGas. It is possible that claims for personal injury and business losses arising out of these risks, breakdowns and malfunctions will occur. Our insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

Because we are smaller and have fewer financial and other resources than many alternative fuel companies, we may not be able to successfully compete in the very competitive alternative fuel industry.

Fuel is a commodity. There is significant competition among existing alternative fuel producers. Our business faces competition from a number of producers that can produce significantly greater volumes of fuel than we can or expect to produce, producers that can produce a wider range of fuel products than we can, and producers that have the financial and other resources that would enable them to expand their production rapidly if they chose to. These producers may be able to achieve substantial economies of scale and scope, thereby substantially reducing their fixed production costs and their marginal productions costs. If these producers are able to substantially reduce their marginal production costs, the market price of fuel may decline and we may be not be able to produce biogas at a cost that allows us to compete economically. Even if we are able to operate profitably, these other producers may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on the market price of our common stock.

8

Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations may suffer.

Liquid waste disposal and fuel production involves the discharge of potential contaminants into the water and air and is subject to various regulatory and safety requirements. As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the various states. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our production plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the plants arising from air or water discharges. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs resulting therefrom could significantly increase our operating costs.

Because MagneGas is new to the metalworking market, it may take time for the industry to adapt to it. In addition, the economy may adversely impact consumption of fuel in the metalworking market making it more difficult for us to sell our product.

MagneGas is a replacement for acetylene for the metalworking market. Because MagneGas is a new product in the industry, it may take time for end users to consider changing from acetylene to MagneGas and as such this may adversely impact our sales. In addition, consumption for fuel in the metalworking market is highly dependent on the economic conditions of the manufacturing industry and as such adverse conditions in the economy may also negatively impact our ability to sell our fuel to market.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could harm our operating results.

There is significant competition among existing alternative fuel producers.  Some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could have a material adverse effect on our business, operating results and financial condition.

Because our long-term plan depends, in part, on our ability to expand the sales of our solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We have limited experience operating in foreign jurisdictions. We continue to explore opportunities for joint ventures internationally.  Our inexperience in operating our business outside of North America increases the risk that our current and any future international expansion efforts will not be successful. Conducting international operations subjects us to new risks that, generally, we have not faced in the United States, including:

•	fluctuations in currency exchange rates;
•	unexpected changes in foreign regulatory requirements;
•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
•	difficulties in managing and staffing international operations;
•	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;
•	localization of our solutions, including translation into foreign languages and associated expenses;
•	the burdens of complying with a wide variety of foreign laws and different legal standards, including laws and regulations related to privacy;
•	increased financial accounting and reporting burdens and complexities;
•	political, social and economic instability abroad, terrorist attacks and security concerns in general; and
•	reduced or varied protection for intellectual property rights in some countries.

9

Risks Related to Our Intellectual Property

The success of our business depends, in part, upon proprietary technologies and information that may be difficult to protect and may be perceived to infringe on the intellectual property rights of third parties.

We believe that the identification, acquisition and development of proprietary technologies are key drivers of our business. Our success depends, in part, on our ability to obtain patents, maintain the secrecy of our proprietary technology and information, and operate without infringing on the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that the patents that provide us with competitive advantages will not be challenged by third parties, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

To successfully commercialize our proprietary technologies, we may need to acquire licenses to use, or to contest the validity of, issued or pending patents. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party's patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to the protection afforded by patents, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any such breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We cannot assure you that we will obtain any patent protection that we seek, that any protection we do obtain will be found valid and enforceable if challenged or that it will confer any significant commercial advantage. U.S. patents and patent applications may be subject to interference proceedings, U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of, the patent or patent application. In addition, such interference, re-examination and opposition proceedings may be costly. Moreover, the U.S. patent laws may change, possibly making it easier to challenge patents. Some of our technology was, and continues to be, developed in conjunction with third parties, and thus there is a risk that such third parties may claim rights in our intellectual property. Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.

Many of our potential competitors who have significant resources and have made substantial investments in competing technologies may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. Our current or future U.S. or foreign patents may be challenged, circumvented by competitors or others or may be found to be invalid, unenforceable or insufficient. Since patent applications are confidential until patents are issued in the United States, or in most cases, until after 18 months from filing of the application, or corresponding applications are published in other countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications, or that we were the first to file patent applications for such inventions.

10

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Risks Related to Our Common Stock and this Offering

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history, lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

Future sales of our common shares in the public market by management or our large stockholders could lower our stock price.

Our largest stockholders, together with the other members of our board of directors and our executive officers, collectively beneficially own approximately 34.3% of our outstanding common shares. If our officers, directors and current stockholders sell, or indicate intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock may decline significantly.

We have a significant number of warrants outstanding, and while these warrants are outstanding, it may be more difficult to raise additional equity capital. Additionally, certain of these warrants contain price-protection provisions that may result in the reduction of their exercise prices if certain transactions occur in the future.

As of May 16, 2013, we had outstanding warrants to purchase 3,202,627 shares of common stock. The holders of these warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources. Furthermore, the majority of these warrants contain price-protection provisions under which, if we were to issue securities in conjunction with a merger, tender offer, sale of assets or reclassification of our common stock at a price lower than the exercise price of such warrants, the exercise price of the warrants would be reduced, with certain exceptions, to the lower price. Additionally, the exercise of these warrants will cause the increase of our outstanding shares of our common stock, which could have the effect of substantially diluting the interests of our current stockholders.

11

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors .

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock now or in the future.

Our common stock only began trading on the NASDAQ Capital Market on August 15, 2012, before which it was quoted on the OTCBB.  Our stock has limited liquidity, as our common stock has historically been sporadically and thinly traded.  The price of our common stock, when traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may have difficulty finding purchasers for our shares should they attempt to sell shares held by them. Even if a more active market should develop, the price of our shares of common stock may be highly volatile.  Our shares should be purchased only by investors having no need for liquidity in their investment and who can hold our shares for an indefinite period of time.

The members of our board of directors, their affiliates and our executive officers, as stockholders, control our company.

Our largest stockholders together with the other members of our board of directors and our executive officers, as stockholders, collectively beneficially own approximately 34.3% of our outstanding common stock. As a result of this ownership, they have the ability to significantly influence all matters requiring approval by stockholders of our company, including the election of directors. In particular, Dr. Santilli, the former Chairman of the board of directors, beneficially owns 32.1% of our outstanding common stock. In addition to ownership of our common stock, Dr. Santilli and his spouse Carla Santilli, together with their children, Ermanno Santilli, our Chief Executive Officer, and Luisa Ingargiola, our Chief Financial Officer (the “Santilli Family”), beneficially own 100% of our outstanding 1,000,000 shares of preferred stock, which entitles the Santilli Family to voting rights in the aggregate of 100,000,000,000 votes.  As a result, the Santilli Family has the ability to significantly influence all matters requiring approval by stockholders of our company. This concentration of ownership also may have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

12

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts from Northland Capital Markets and Sidoti Research currently cover our common stock but may not do so in the future. Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume. If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

Future issuance of our common stock could dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse affect on the market price of our common stock.

The application of the Securities and Exchange Commission’s “penny stock” rules to our common stock could limit trading activity in the market, and our stockholders may find it more difficult to sell their stock.

Our common stock trades at less than $5.00 per share and is therefore subject to the SEC’s penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on equity investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of this offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes. We may spend or invest these proceeds in a way with which our stockholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.

13

Our certificate of incorporation, bylaws and the Delaware General Corporation Law may delay or deter a change of control transaction.

Certain provisions of our certificate of incorporation and bylaws may have the effect of deterring takeovers, such as those provisions authorizing our board of directors to issue, from time to time, any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock; prohibiting stockholders from acting by written consent in lieu of a meeting; requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; prohibiting stockholders from calling a special meeting of stockholders; requiring a 66 2/3% majority stockholder approval in order for stockholders to amend certain provisions of our certificate of incorporation or bylaws or adopt new bylaws; providing that, subject to the rights of preferred shares, the directors will be divided into three classes and the number of directors is to be fixed exclusively by our board of directors; and providing that none of our directors may be removed without cause. Section 203 of the DGCL, from which we did not elect to opt out, provides that if a holder acquires 15% or more of our stock without prior approval of our board of directors, that holder will be subject to certain restrictions on its ability to acquire us within three years. These provisions may delay or deter a change of control of us, and could limit the price that investors might be willing to pay in the future for shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited operating history;
•	our limited financial resources and our ability to obtain additional financing;
•	the development and successful commercial acceptance of our products;
•	the cost of compliance with government regulations;
•	that our technology is unproven on a large-scale industrial basis;
•	our dependence on our management team;
•	risks of product liability;
•	our competition, including from significantly larger alternative fuel companies;
•	a slow pace of industry adoption of MagneGas; and
•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

14

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of this offering for working capital and other general corporate purposes. Such purposes may include research and development expenditures and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the DGCL relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized capital stock consists of 90,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share, of which 1,000,000 is designated as Series A Preferred stock. As of May 16, 2013, 20,115,019 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock were issued and outstanding. On June 26, 2012, we effected a 10-for-1 reverse stock split of our common stock.

Limitation on Directors’ Liability

The Delaware General Corporation Law, or DGCL, authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

15

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our common stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

The stock purchase agreements under which we sold securities in certain private placements conducted in 2011 and 2012 contain anti-dilution rights applicable to the common stock sold in such private placements. These anti-dilution rights allow those investors to receive additional shares of our common stock in the event we sell shares of common stock or common stock equivalents at a price per share less than the prices sold in those offerings.  In the event this occurs, our other stockholders will experience immediate dilution, which may be substantial.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Our Series A Preferred Stock has liquidation and dividend rights over common stock. It has no conversion rights or mandatory redemption features. Holders of our Series A Preferred Stock are entitled to 100,000 votes for each share on all matters submitted to a stockholder vote. Additionally, the affirmative vote, by meeting or written consent, of not less than fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock shall be required for (i) any change to the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock, (ii) any issuance of additional shares of Series A Preferred Stock or (iii) the creation, issuance, repeal or modification of any other series of preferred stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

16

Options

We have no formalized stock option plan. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

We have a total of 3,240,000 options that have been issued to officers, employees and consultants, of which 3,130,000 have vested and the balance of 110,000 will vest over the next 24 months.  The strike price of these options ranges from $0.75 per share to $1.50 per share. All options have a 5 year term

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

17

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Listing

Our common stock is quoted on the NASDAQ Capital Market under the symbol “MNGA”.

Transfer Agent

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the   warrants that we may offer. Particular terms of the   warrants will be described in the warrant agreements and the prospectus supplement relating to the   warrants.  Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits o the registration statement of which this prospectus is a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering.  These terms may include some or all of the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

18

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the procedures and conditions relating to the exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of May 16, 2013, we had 1,977,438 warrants to purchase 1,977,438 shares of our common stock at an exercise price of $3.00 outstanding. 1,660,375 of these warrants are exercisable through October 28, 2016 and 317,063 of these warrants are exercisable through November 8, 2016. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications and mergers or other corporate change.

19

We also have outstanding warrants to purchase 15,000 shares of our common stock at an exercise price of $2.50, exercisable through August 4, 2016. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers and other corporate change.

We also have 1,067,689 warrants to purchase 1,067,689 shares of our common stock at an exercise price of $4.00 outstanding. 779,376 of these warrants are exercisable through March 29, 2017 and 288,313 of these warrants are exercisable through April 3, 2017. The exercise price of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications and mergers or other corporate change.

We have 142,500 warrants to purchase 142,500 shares of our common stock at an exercise price of $3.45.  Such warrants were issued to Northland Securities, Inc. and MLV & Co. LLC who served as the underwriters in our August 2012 registered direct offering of common stock.  These underwriters’ warrants will be exercisable beginning February 18, 2012 and expire on August 15, 2017.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock,   warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering;

20

•	the withdrawal, termination and cancellation rights;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

•	whether stockholders are entitled to oversubscription rights;

•	any U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.  In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock – Common Stock,” “Description of Capital Stock – Preferred Stock,” “Description of Rights,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

21

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in a registered direct offering; and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of convertible preferred. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

22

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

23

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market. We may elect to list any series of preferred stock, warrants, rights, debt securities, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Anslow & Jaclin LLP, Manalapan, New Jersey.

24

EXPERTS

The audited consolidated financial statements of our company as of December 31, 2012 and 2011 have been audited by DKM Certified Public Accountants, an independent registered public accounting firm, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements are incorporated by reference in reliance on DKM Certified Public Accountants’ report, given on their authority as experts in accounting and auditing.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the securities to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the securities offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.magnegas.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 15, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2013, March 21, 2013, May 3, 2013, and May 16, 2013;

•	The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on August 14, 2012, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

25

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.magnegas.com.  You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

MagneGas Corporation

150 Rainville Road

Tarpon Springs, FL 34689

(727) 934-3448

Attention: Corporate Secretary

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

26

MAGNEGAS CORPORATION

3,000,000 Shares of Common Stock

and

1,060 shares of Series D-1 Convertible Preferred Stock

Prospectus Supplement

Northland Capital Markets

October 22, 2014